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                                                                    Exhibit 10.1

Crawford Logo
Thomas W. Crawford
President & CEO
FEBRUARY 10, 2006

Jeffrey T. Bowman
Crawford & Company
5620 Glenridge Drive, NE
Atlanta, GA 30342

RE: Chief Operating Officer, Global Property and Casualty Services

Dear Jeff:

This letter serves to confirm our discussions concerning your new role as Chief Operating Officer, Global Property and Casualty Services, reporting to the Chief Executive Officer, Crawford & Company. The following will outline the terms associated with the position:

     -    Grade level will be EX 05.

     -    Base salary will be $41,666.66 per month.

     - Restricted Stock Grant: An offer of 50,000 shares of Class A stock under the provisions of our restricted stock plan, with vesting at 20% per year (subject to Board approval).

     - Participation in those benefit plans normally extended to senior officers of the Company.

     - Eligibility to receive up to $250,000 annually as incentive compensation at the sole discretion of the Chief Executive Officer.

These terms supersede all previous agreements, letters of employment or incentive compensation arrangements between you and the Company or any subsidiary or affiliate of the Company.

In the event your employment with the Company should be terminated for reasons other than "cause," or in the event of a "change-in-control" of the company, both as solely defined by the Chief Executive Officer, the Company agrees that:

     - You will be paid severance compensation, in lump sum, in an amount equal to one year of your then current base salary, subject to withholding for all applicable taxes, payable as soon as is practicable following the termination of employment or change-in-control;

     - You will be provided continuation of eligible medical benefits, for a period of one year, under COBRA, at Company expense; and

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     -    All incentive stock options granted to you will be deemed vested and may be exercised within ninety (90) days following the date of termination.

The terms of this termination clause are subject to execution by you and the Company of an agreement achieving mutually acceptable terms on matters pertaining to:

     -    Return of all Crawford property, documents, or instruments;

     -    No admission of liability on the part of Crawford;

     -    General release to any claims;

     -    Non-disclosure of the arrangements;

     -    Non-solicitation of employees and customers;

     -    Cooperation; and

     -    Non-disparagement.

I look forward to your leadership and success in fulfilling this most important role for the Company. I request you confirm these terms and conditions with your signature.

Sincerely,


/s/ Thomas W. Crawford
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Thomas W. Crawford
President and Chief Executive Officer

I have reviewed and accept the terms and conditions as offered.


/s/ Jeffrey T. Bowman                   02/14/06
-------------------------------------   Date
Jeffrey T. Bowman